Exhibit 99.1

PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE ☒

REVOCABLE PROXY

Commerce bancshares corp.

SPECIAL MEETING OF STOCKHOLDERS

[●], 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian Thompson, President and Chief Executive Officer of Commerce Bancshares Corp. (“Commerce Bancshares”), with full powers of substitution to act as attorney and proxy for the undersigned, to vote all shares of Commerce Bancshares common stock which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”), to be held at [●] located at [●], on [●], 2017 beginning at [●] [a.m./p.m.], local time, as indicated:

		For	Against	Abstain
1.

The approval of the Agreement and Plan of Merger, dated as of May 22, 2017, by and between Berkshire Hills Bancorp, Inc. and Commerce Bancshares Corp. (the “Merger Agreement”), and the transaction contemplated thereby, pursuant to which Commerce Bancshares will merge with and into Berkshire Hills Bancorp, Inc., with into Berkshire Hills Bancorp, Inc. surviving.

		☐	☐	☐
2.	The approval of one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies in favor of the approval of the Merger Agreement if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of the Special Meeting, to approve the Merger Agreement.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” MERGER AGREEMENT AND “FOR” THE ADJOURNMENT, IF NECESSARY.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THOSE NAMED IN THIS PROXY TO VOTE WITH RESPECT TO THE MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

The undersigned acknowledges receipt from Commerce bancshares prior to the execution of this proxy of a notice of, AND A PROXY STATEMENT/prospectus FOR, the Special Meeting.

Please sign exactly as your name appears on YOUR COMMERCE BANCSHARES STOCK CERTIFICATE. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required.

Please be sure to sign below and date this Proxy.	DATE: ________________

Stockholder sign above	Co-holder (if any) sign above

Name:	Name:

Please sign, date and mail this Proxy in the postage-paid envelope provided (with a copy by email sent to
Joshua A. Gray of Nutter McClennen & Fish LLP, Commerce Bancshares’s outside counsel, at jgray@nutter.com).